Exhibit 10.2
EXECUTION COPY
AGREEMENT
     This Agreement (this “Agreement”) is made and entered into as of February 12, 2007, by and between Phoenix Technologies Ltd. (the “Company” or “Phoenix Technologies”), and the entities listed on the signature page hereto (collectively, the “AWM Group”) (each of the Company and the AWM Group a “Party” to this Agreement, and collectively, the “Parties”).
RECITALS
     A. The AWM Group beneficially owns in the aggregate 3,218,459 shares of outstanding Phoenix Technologies Common Stock;
     B. Certain entities and individuals associated with the Starboard Value and Opportunity Master Fund Ltd. (the “Ramius Group”) beneficially own in the aggregate 3,502,941 shares of outstanding Phoenix Technologies Common Stock and the Ramius Group has initiated a proxy solicitation (the “Proxy Solicitation”) to elect two individuals to the Phoenix Technologies Board of Directors (the “Phoenix Technologies Board”);
     C. Concurrently with the execution of this Agreement, the Company and the Ramius Group are entering into a settlement agreement (the “Ramius Settlement Agreement”) pursuant to which the Ramius Group has agreed, among other things: (i) to withdraw its nominees to the Phoenix Technologies Board and terminate the Proxy Solicitation, (ii) not to present any nominees or proposals at the Company’s 2007 Annual Meeting of Stockholders (including any adjournment or postponement thereof, the “Annual Meeting”) and (iii) to vote its shares of the Company’s Common Stock in favor of the Nominees (as defined below) at the Annual Meeting;
     D. The Phoenix Technologies Board has determined that it is in the best interests of the stockholders of the Company to nominate John Mutch and Robert J. Majteles (collectively, the “Nominees”) for election to the Phoenix Technologies Board as Class 2 directors at the Company’s Annual Meeting in place of David S. Dury and Taher Elgamal and to recommend the Nominees for election to the Phoenix Technologies Board; and
     E. The Company and the AWM Group desire, in connection with the nomination of the Nominees to the Phoenix Technologies Board, to make certain covenants and agreements with one another pursuant to this Agreement.
     NOW THEREFORE, in consideration of the covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
     1. The Company shall promptly amend its proxy solicitation materials (the “Proxy Materials”) previously filed with the Securities and Exchange Commission by the Company on behalf of the Phoenix Technologies Board to disclose that (i) the Phoenix Technologies Board has nominated the Nominees as the sole nominees for election as Class 2 directors at the Annual

Meeting, (ii) David S. Dury and Taher Elgamal will not stand for election at the Annual Meeting, (iii) the Phoenix Technologies Board recommends that stockholders vote “for” the Nominees at the Annual Meeting, and (iv) proxies solicited by the Phoenix Technologies Board will be voted “for” the Nominees at the Annual Meeting. The Phoenix Technologies Board will not nominate any other person for election as a Class 2 director at the Annual Meeting and shall not modify or withdraw its recommendation that stockholders vote for the Nominees at the Annual Meeting.
     2. At the Annual Meeting, the AWM Group shall appear in person or by proxy and vote all shares of Common Stock beneficially owned by them and their controlled affiliates in favor of the election to the Phoenix Technologies Board of the Nominees. The AWM Group shall cause to be executed proxies voting in favor of the election of the Nominees (in the form utilized by the Company to solicit proxies for all stockholders) so as to vote all shares of Common Stock beneficially owned by it and its controlled affiliates in favor of the election of the Nominees to the Phoenix Technologies Board. The AWM Group shall not withdraw or modify any such proxies so long as the Company is in compliance with the terms hereof and the Ramius Settlement Agreement.
     3. The AWM Group agrees not to nominate any other person for election at the Annual Meeting or to otherwise bring any business before the Annual Meeting so long as the Company is in compliance with the terms hereof and the Ramius Settlement Agreement.
     4. From the date hereof through the Annual Meeting, the AWM Group agrees that it shall not directly or indirectly engage in any activities in opposition to the election of the Nominees as the sole directors elected at the Annual Meeting so long as the Company is in compliance with the terms hereof and the Ramius Settlement Agreement.
     5. In accordance with the Company’s bylaws, immediately following the conclusion of the Annual Meeting, the Company shall take all action necessary to:
          (a) appoint (i) John Mutch as a member, but not chairman, of the Audit Committee of the Phoenix Technologies Board (the “Audit Committee”) and (ii) Robert J. Majteles as a member, but not chairman, of the Nominating and Governance Committee of the Phoenix Technologies Board (the “Nominating Committee”); and
          (b) elect Dale Fuller as the new chairman of the Phoenix Technologies Board.
     6. The Company shall convene the Annual Meeting on February 14, 2007 at 10:00 a.m. local time and immediately adjourn the Annual Meeting, prior to the opening of the polls, to another date and time as promptly as possible following February 14, 2007 as the Company may deem reasonably necessary to allow additional time for the Company stockholders to receive the amended Proxy Materials contemplated by Section 1 of this Agreement.
     7. Following the Annual Meeting and prior to the 2008 annual meeting of stockholders, the Company agrees to review and consider, and to deliberate upon, at a meeting of the Phoenix

Technologies Board, the corporate governance recommendations of Institutional Shareholder Services (“ISS”), including the Company’s ISS Corporate Governance Quotient (the “CGQ”) and factors of the CGQ which ISS categorized as “negative” in its report dated February 6, 2007.
     8. Promptly following the concurrent execution of this Agreement and the Ramius Settlement Agreement, the Company shall issue a press release announcing the terms of this Agreement and the Ramius Settlement Agreement, in the form attached hereto as Exhibit A.
     9. The AWM Group agrees it will cause its controlled affiliates to comply with the terms of this Agreement.
     10. The effectiveness of this Agreement is conditioned upon the effectiveness of the Ramius Settlement Agreement.
     11. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements understandings, both written and oral, among the parties with respect to the subject matter hereof. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and the AWM Group.
     12. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
     13. Each of the Parties acknowledges and agrees that irreparable injury to the other Parties hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed by each of the Parties that a Party so moving (the “Moving Party”) shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other Parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.
     14. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.
     15. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.
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     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

PHOENIX TECHNOLOGIES LTD.
By:	/s/ Scott Taylor
	Name:	Scott Taylor
	Title:	SVP and General Counsel

THE AWM GROUP,
On its own behalf and on behalf of:
Special Situations Fund III QP, L.P
Special Situations Fund III, L.P.
Special Situations Cayman Fund, L.P.
Special Situations Private Equity Fund, L.P.
Special Situations Technology Fund I, L.P.
Special Situations Technology Fund II, L.P.
Special Situations Life Sciences Fund, L.P.

By:	/s/ Austin W. Marxe
Austin W. Marxe, President

EXHIBIT A
FORM OF PRESS RELEASE

news release
Phoenix Technologies and Largest Investors Agree on New
Board Nominees
Ramius Group Withdraws Dissident Proxy; Second Largest Shareholder Provides
Support; New Agreement Will Benefit All Shareholders
MILPITAS, CA: February 12, 2007 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the global leader in core systems firmware, today announced that the Company has reached agreements regarding board composition with each of its two largest shareholders, the Ramius Group and the AWM Group.
The Phoenix Technologies board of directors has determined that it is in the best interests of all shareholders of the Company to nominate Mr. John Mutch and Mr. Robert J. Majteles, for election to the Phoenix Technologies board at the Company’s annual meeting of stockholders to be held on February 14, 2007. Following the election of the new nominees to the Phoenix Technologies board, Mr. Mutch will be appointed as a member of the Audit Committee of the board and Mr. Majteles will be appointed as a member of the Nominating and Governance Committee of the board. Current board members and nominees for the upcoming elections, Mr. Dave Dury and Dr. Taher Elgamal, have decided to withdraw their candidacy. Mr. Dale Fuller, a current board member, will become the new chairman of the board upon Mr. Dury’s departure.
In announcing the agreement, Mr. Woody Hobbs, president and chief executive officer of Phoenix Technologies said, “We are very pleased that we were able to reach an agreement with the Ramius Group, our largest shareholder. By adding one board member recommended by the Ramius Group and one by AWM, we ensure that diverse shareholder interests are represented on the board.”
“I also want to thank Dave Dury and Taher Elgamal for their service on the board and for their help in facilitating this settlement. We can now get back to the real business of making Phoenix Technologies a great and valuable company,” added Mr. Hobbs.

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Mr. John Mutch, who was originally nominated by Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C., is the founder and a managing partner of MV Advisors, LLC. In March 2003, Mr. Mutch was appointed to the board of directors of Peregrine Systems, a global enterprise software provider, where he served as President and CEO, and led the company through its acquisition by Hewlett-Packard. Mr. Mutch joined HNC Software in 1997 where he was promoted to increasing responsibilities culminating in the CEO position in 2001. From December 1986 to June 1994, Mr. Mutch held a variety of executive sales and marketing positions with Microsoft Corporation, including director of organization marketing. Mr. Mutch is currently a director of the San Diego Software Industry Council. He holds a B.S. from Cornell University and an M.B.A. from the University of Chicago.
Mr. Robert J. Majteles, recommended by Ramius and by the AWM Group, is the managing partner of Treehouse Capital LLC, an investment firm he founded in 2001. Prior to Treehouse, Mr. Majteles was CEO of three different technology companies. In addition, Mr. Majteles has also been an investment banker and a mergers and acquisitions attorney. Mr. Majteles received a law degree from Stanford University in 1989 and a Bachelor of Arts degree from Columbia University in 1986. He is also a Lecturer at the Haas School of Business, University of California, Berkeley, and at Stanford Law School, Stanford University.
In connection with the agreement, the Ramius Group has agreed to withdraw its proxy solicitation and vote in favor of both Mr. Mutch and Mr. Majteles. AWM has also agreed to vote in favor of both nominees.
The Company also announced that it intends to convene its annual meeting of stockholders as originally scheduled at 10:00 A.M., Pacific Standard Time, on February 14, 2007 at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California 95035, and then immediately adjourn the meeting to 9:00 A.M., Pacific Standard Time, on February 26, 2007 at the same location, in order to provide stockholders time to receive supplemental proxy materials and a new proxy card to reflect the Company’s two new nominees for Class 2 Director.
About Phoenix Technologies
Phoenix Technologies Ltd. (NASDAQ: PTEC) is the global market leader in system firmware that provides the most secure foundation for today’s computing environments. The Company established industry

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leadership with its original BIOS product in 1983, and today has 149 technology patents, has shipped in over one billion systems, and continues to ship in over 125 million new systems each year. The company’s breakthrough solution, TrustedCore, enables hardware vendors to bring secure devices to market with the latest advances in Microsoft operating systems. The PC industry’s top builders and specifiers trust Phoenix to pioneer open standards and deliver innovative solutions to help them accelerate time to market, differentiate products and increase profits. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit www.phoenix.com.
Phoenix, Phoenix Technologies, and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. All forward-looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Factors that could cause actual results to differ materially from those in the forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed December 14, 2006.
Contacts
Phoenix Technologies
Media & Investor Relations
Tel. +1 408 570 1060
investor_relations@phoenix.com
public_relations@phoenix.com
Erica Mannion, Sapphire Investor Relations
Tel. +1 212 766 1800 x203
emannion@sapphireinvestorrelations.com
SOURCE: Phoenix Technologies Ltd.

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